Contact: Buffets/Caxton-Iseman Capital   Ryan's Restaurant Group
         Mark Semer                      Fred T. Grant, Jr.
         Kekst and Company               Sr. Vice President -
                                            Finance
          (212) 521-4800                (864) 879-1000


       BUFFETS AND RYAN'S RESTAURANT GROUP TO COMBINE IN
          $876 MILLION TRANSACTION, CREATING NATION'S
                LARGEST BUFFET RESTAURANT CHAIN

Combined Company to Operate Approximately 675 Restaurants in 42
                            States

    Ryan's Shareholders to Receive $16.25 Per Share in Cash

Eagan, Minnesota and Greer, South Carolina, July 25, 2006 - Buffets, Inc., a leading owner and operator of buffet-style restaurants, and Ryan's Restaurant Group, Inc. (Nasdaq: RYAN), the leading publicly traded buffet operator, today announced the signing of an agreement under which a subsidiary of Buffets will merge with Ryan's in a cash transaction valued at approximately $876 million, including debt that will be assumed or repaid at or prior to closing. Buffets is owned by an investment partnership organized by Caxton-Iseman Capital, Inc., a New York-based private equity firm, and the senior management of Buffets.

The transaction will create the nation's largest buffet restaurant chain and one of the five largest companies in the casual and mid-scale dining segment. The combined company will have annual revenues of more than $1.7 billion, a national footprint, and operate approximately 675 restaurants principally under the well-respected Ryan'sr Grill, Buffet & Bakery, Fire Mountainr, Old Country Buffetr and HomeTown Buffetr brands.

Under terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Ryan's shareholders will receive $16.25 in cash for each common share they own, representing an approximate 45% premium over Ryan's closing share price on July 24, 2006.

The combined company will continue to be called Buffets, Inc. and will continue to be headquartered in Eagan, Minnesota. Ryan's will operate as a separate division of Buffets and will continue to be based in Greer, South Carolina. R. Michael Andrews, Chief Executive Officer of Buffets, will continue to serve in this capacity for the combined company, which will have approximately 43,000 employees.

Mr. Andrews said: "Our combination with Ryan's is an outstanding opportunity for Buffets, as we are combining two complementary businesses from a geographic, operational and cultural perspective. Ryan's leading position in the South will balance Buffets' leading position in the North and West, allow for continued brand development in our core markets and provide further opportunities for geographic expansion. As one company, we will capitalize on opportunities in purchasing, marketing and restaurant operations. Most importantly, the people of both companies - from senior management to the store level staff - share a deep commitment to creating positive dining experiences for our customers on a daily basis, and providing an enjoyable and rewarding workplace for our employees.

"We are excited about the opportunity to work together with the Ryan's team to apply best practices from each company across our organization. We expect that the result of our efforts will be a national restaurant chain even better positioned to provide its millions of customers with delicious meals at a great value in a family oriented environment," Mr. Andrews concluded.

Charles D. Way, Chief Executive Officer of Ryan's, said: "Since opening its first restaurant in 1978, Ryan's has strived to serve great meals to our loyal customers, to be a great place for our employees to work and to create value for our shareholders. In joining forces with Buffets, we have found a partner committed to each of these principles. Buffets respects the heritage of our brands and, like Ryan's, has a long history of great customer service and treating its employees as partners in its success. Importantly, we believe this transaction will deliver substantial value to our shareholders, whom we thank for their support. Our entire team is committed to working with the Buffets leadership to complete a successful integration."

Steven M. Lefkowitz, a Managing Director of Caxton-Iseman, said: "We are pleased to back this outstanding management team led by Mike Andrews in an exciting growth initiative. The Ryan's management team has done an impressive job developing two outstanding brands, and we look forward to building on their success. We believe the combination of these businesses brings together the assets, skills and resources to create a new entity that is greater than the sum of its parts. Mike and his colleagues have our full support as they work to further strengthen the company for the benefit of our employees, customers and their communities."

Completion of the transaction, which is expected to occur in the fourth quarter of 2006, is subject to approval by Ryan's shareholders, regulatory approvals, receipt of financing and other customary closing conditions.

It is anticipated that the transaction will be funded through a combination of bank debt, senior subordinated debt and real estate financing, which will result in a full refinancing of Buffets' and Ryan's existing debt. The debt financing for the transaction has been committed by Credit Suisse Securities
(USA) LLC and UBS Securities LLC, and the real estate financing has been committed by affiliates of Fortress Investment Group LLC.

Buffets' financial advisor with respect to this transaction is Berenson & Company, LLC, and its legal advisor is Paul, Weiss, Rifkind, Wharton & Garrison LLP. Ryan's financial advisor with respect to this transaction is Brookwood Associates, LLC, and its legal advisor is Wyche, Burgess, Freeman & Parham, P.A.

About Buffets
Buffets currently operates 337 restaurants in 33 states comprised of 328 buffet restaurants and nine Tahoe Joe's Famous Steakhouser restaurants. The buffet restaurants are principally operated under the Old Country Buffetr or HomeTown Buffetr brands. Buffets also franchises 18 buffet restaurants in seven states.

About Ryan's Restaurant Group
Ryan's Restaurant Group, Inc. (Nasdaq: RYAN), headquartered in Greer, South Carolina, is a leading restaurant company operating approximately 340 Ryan'sr Grill, Buffet & Bakery and Fire Mountainr restaurants in 23 states primarily in the Southern and Midwestern United States. Ryan's employs approximately 23,000 team members and serves more than 110 million customers annually.

About Caxton-Iseman Capital
Caxton-Iseman Capital, Inc. is a New York-based private equity firm. In addition to Buffets, its portfolio companies include Ply Gem Industries, Inc., a manufacturer of vinyl building products; Electrograph Systems, Inc., a leading national value-added distributor of display technology solutions; and Prodigy Health Group, Inc., a health care services company. Caxton-Iseman's investment vehicles have available capital in excess of $2 billion.

Cautionary Language Concerning Forward-Looking Statements Statements herein regarding the proposed transaction between Buffets, Inc., a subsidiary of Buffets Holdings, Inc. and Ryan's Restaurant Group, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the ability of Buffets, Inc. to achieve synergies in connection with the merger and the integration of Ryan's Restaurant Group, Inc. successfully into its business. Each of Buffets Holdings, Inc., Buffets, Inc. and Ryan's Restaurant Group, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional factors that may affect future results are contained in each company's filings with the Securities and Exchange Commission ("SEC"), including Buffets Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 29, 2005 and Ryan's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2005, each of which is available at the SEC's Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Information Will Be Filed with the SEC
In connection with the proposed transaction, Ryan's Restaurant Group, Inc. plans to file with the SEC a Proxy Statement. Investors and security holders of Ryan's Restaurant Group, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Ryan's Restaurant Group, Inc., the proposed merger and related matters. The final Proxy Statement will be mailed to stockholders of Ryan's Restaurant Group, Inc. Investors and security holders of Ryan's Restaurant Group, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Ryan's Restaurant Group, Inc., without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from Ryan's Restaurant Group, Inc. by directing a request to Ryan's Restaurant Group, Inc., Investor Relations, PO Box 100, Greer, SC 29652, or at Ryan's Restaurant Group, Inc.'s Investor Relations page on its corporate website at www.ryans.com.

Participants in Solicitation
Ryan's Restaurant Group, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Ryan's Restaurant Group, Inc.'s stockholders in respect of the proposed merger. Information regarding Ryan's Restaurant Group, Inc.'s directors and executive officers is available in Ryan's Restaurant Group, Inc.'s proxy statement for its 2006 annual meeting of stockholders, which is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.